Exhibit 99.2
S H A R E H O L D E R L E T T E R F I R S T Q U A R T E R 2 0 2 3
R E D W O O D T R U S T

Dear Fellow Shareholders:

After an uplifting start to the year, extreme dislocation in the banking sector has dominated financial headlines since March. A reckoning is now underway amongst the regional banks, and it is resetting the competitive landscape in mortgage finance – we’re excited about what this means for our business going forward.
As a non-bank mortgage aggregator, our residential franchise has operated since the mid-1990’s on the belief that 30-year, fixed-rate mortgages should be match funded through securitization or other prudent asset/liability strategies. As a result of extremely accommodative Fed policy in recent years, some banks chose to ignore the interest rate risks associated with owning mortgage loans by funding them - often unhedged - with daily callable capital (often referred to by the common euphemism, “deposits”). The resulting asset/liability mismatch for some banks, which had not been seen since the Savings and Loan (“S&L”) Crisis, helped to fuel below-market mortgage rates that proved difficult to replicate in the private securitization markets. This ultimately created a headwind to non-bank constituents, and was a key rationale behind our conservative posture in Residential Mortgage Banking in recent quarters.
But the music has now stopped for many depositories. And with the dust far from settled, we can offer a few early takeaways through the spectrum of efficient markets. One, bank cost of capital is rising. Two, liquidity remains at a premium. And three, reliable counterparties such as Redwood are positioned to emerge as the leading mortgage finance partner to the banks. Our strategic positioning across both of our operating platforms and our investment portfolio will likely evolve in the coming months to best position the Company for opportunities emerging from this sudden shift in the market.
In light of continued stress in the mortgage sector, we were pleased to generate a positive total economic return to our shareholders in the first quarter of 2023. Our GAAP earnings were $0.02 per diluted share for the first quarter, and our non-GAAP earnings available for distribution (“EAD”) were $0.11 per share. Our GAAP book value per share was $9.40 at March 31, 2023, and we paid a quarterly dividend of $0.23 per share for the first quarter.
A productive January helped lay the groundwork for a strong liquidity position at quarter-end of over $400 million of cash and cash equivalents, up approximately 60% from year-end 2022. All of our unrestricted cash and cash equivalents are held in short-term treasuries, money-market funds or accounts at global money-center banks, and we further fortified our financing position during the quarter by consolidating exposure with our strongest counterparties. Additionally, year-to-date we have retired approximately $50 million of our convertible debt scheduled to mature in August 2023, at a discount to par, resulting in modest gains. With just over $125 million of this debt outstanding, our liquidity remains safely in excess of this remaining obligation. Our recourse leverage ratio remains conservative relative to the broader mortgage sector, standing at just 2.3x at March 31, 2023. Looking ahead, we’ve also made significant progress in developing private capital partnerships that we expect to greatly enhance our liquidity, operating and distribution capabilities going forward.

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This Shareholder Letter contains time-sensitive information and may contain forward-looking statements. The information contained herein is only accurate as of April 27, 2023. We undertake no obligation to update or revise the information contained herein, including forward-looking statements, whether as a result of new information, future events, or otherwise. Additional detail regarding the forward-looking statements in this Shareholder Letter and the important factors that may affect our actual results in 2023 are described at the end of this Shareholder Letter under the heading “Forward-Looking Statements.”

The improvement in earnings relative to the fourth quarter was largely driven by healthier mortgage banking activities in the first quarter of 2023, including almost $1 billion in whole loan distributions (both sales and securitizations) across Residential and Business Purpose Lending (“BPL”) that resulted in $19 million of net mortgage banking revenues. These dispositions freed up meaningful capital and left us with relatively light inventories, particularly in Residential Mortgage Banking where our capital usage is down over 95% since its peak in 2021. In step with a reduced capital allocation, we took further steps in the first quarter to reduce costs, allowing our operating platforms to run more efficiently going forward.
The pivot in market sentiment in March sent credit spreads for liquid instruments wider, notwithstanding the recent decline in interest rate volatility. Our Investment Portfolio performed well despite this whipsaw, and we believe the market backdrop has created an attractive investing picture, particularly as the balance-sheet management story at banks continues to unfold. Currently, just under 90% of our capital is allocated to our Investment Portfolio, a marked increase relative to 2021 when our mortgage banking businesses were operating at a record clip. We believe that the diversification of our model – the ability to rotate nimbly between our role as issuer and investor – remains a competitive advantage. The same dynamics that currently present as challenges for issuers underscore the opportunities we see going forward in the third-party investing landscape.
Underlying credit trends and valuations in our portfolio were fairly stable in the first quarter – we saw healthy cash flow while delinquency rates remained largely unchanged from the fourth quarter of 2022. Given financial stresses in the market, activity for our BPL asset management team has picked up, though delinquencies still remain low relative to both their historical range and our long-term underwritten expectations. Consistent with overall market trends, we are seeing construction timelines increase for certain borrowers and we are closely following the recent high-profile workouts away from us in the multifamily space. Trends in the commercial real estate sector more broadly underscore the importance of sponsor quality and active asset management in our BPL portfolio, and the feedback loop from our asset management team remains critical in building our go-forward pipeline and focusing on sponsors with the experience to see their projects through.
With a weighted average quarter-end carrying value of 63 cents to face value, and a projected forward loss-adjusted yield of 17%, we estimate our Investment Portfolio had approximately $460 million (or $4.10 per share) of net discount to par at quarter end. Given the continued strength in delinquency trends in the consumer segment of the portfolio, it is a worthwhile reminder that approximately 70% of this discount sits in our jumbo and re-performing loan investments, where credit performance has continued to far outpace originally modeled expectations. The average LTV of loans underlying our securities portfolio, adjusted for home price appreciation realized to date, stood in the low to mid 40s at March 31, 2023, demonstrating the amount of equity that sits within these investments.

BPL production in the first quarter remained largely consistent with recent trends, as low housing inventory and constrained affordability continue to create a natural support for rental demand. We funded $438 million of BPL loans in the first quarter, roughly flat to the fourth quarter, with a similar production mix (40% term / 60% bridge). Looking ahead, we are positioned to capture market share intelligently as certain competitors react to lower overall volume with more aggressive lending terms. In addition, so long as credit risk can be priced appropriately, liquidity concerns for regional banks are likely a tailwind for our BPL platform and provide an opportunity for us to further customize products to serve our best customers and identify areas where our liquidity will be at the highest premium in the coming months.
While BPL is a logical beneficiary of retrenchment by traditional bank lenders, the opportunity is in fact much larger in Residential. Since inception, our residential platform has competed as an aggregator that has served a deep bench of investors who reliably buy our RMBS bonds and whole loans. While nothing changes overnight, we are seeing early but definitive signs of a fundamental shift in bank asset allocations that we believe will anchor our go forward residential conduit strategy. We expect an increased appetite by certain banks to sell newly originated loans that would normally be held in their portfolios. This may also lead to more strategic dispositions that present us with scalable portfolio opportunities. As always, the reliable and user-friendly relationships we’ve developed over time will be valuable as this channel evolves.
As changes unfold in how mortgage debt is financed, we also remain focused on the evolving landscape in the underlying homeowner equity. Over the last several years we have steadily grown our exposure to home equity investments (“HEI”), which allow consumers to tap into this store of value without adding to their monthly debt burden. To date, we have been a leading investor in HEI while playing a key role in product development and in determining how the asset is most efficiently financed.
With first mortgage rates still elevated and access to second-lien financing largely constrained to those with the highest credit scores, consumer demand for HEI remains robust. In our minds, the marketplace as currently situated is not fully equipped to meet the moment, putting Redwood in a unique position to truly institutionalize the product to better align consumers and investors. Our mission has long been to make quality housing accessible to all American households; HEI will be a critical component of this mission moving forward. As such, we have continued to build our platform and believe our capital position and time-tested reputation with investors, regulators and other stakeholders will distinguish us as a market leader. We look forward to sharing more of our progress on this topic in the coming months.
As always, we thank you for your continued support.

Christopher J. Abate	Dashiell I. Robinson
Chief Executive Officer	President

Note to Readers
We file annual reports (on Form 10-K) and quarterly reports (on Form 10-Q) with the Securities and Exchange Commission. These filings, our Redwood Review presentation and our earnings press releases provide information about Redwood and our financial results in accordance with generally accepted accounting principles (GAAP). These documents, as well as information about our business and a glossary of terms we use in this and other publications, are available through our website, www.redwoodtrust.com. We encourage you to review these documents. Within this document, in addition to our GAAP results, we may also present certain non-GAAP measures. When we present a non-GAAP measure, we provide a description of that measure and a reconciliation to the comparable GAAP measure within the Non-GAAP Measurement section of the Endnotes to the Redwood Review, which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section. References herein to “Redwood,” the “company,” “we,” “us,” and “our” include Redwood Trust, Inc. and its consolidated subsidiaries. Note that because we generally round numbers in the tables to millions, except per share amounts, some numbers may not foot due to rounding. References to the “fourth quarter” refer to the quarter ended December 31, 2022, references to the “first quarter” refer to the quarter ended March 31, 2023, unless otherwise specified.

Cautionary Statement; Forward-Looking Statements
This shareholder letter may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” "could" and similar expressions or their negative forms, or by references to strategy, plans, goals, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Statements regarding the following subjects, among others, are forward-looking by their nature: statements we make regarding Redwood’s business strategy and strategic focus, statements related to our financial outlook and expectations for 2023 and future years, statements related to potential upside in Redwood’s book value and investment portfolio, including the projected forward yield on our investment portfolio, statements related to private capital partnerships that we expect to enhance our liquidity, operating and distribution capabilities, and statements related to opportunities for our BPL and residential mortgage banking businesses, including our positioning to capture BPL market share. Additional detail regarding the forward-looking statements in this shareholder letter and the important factors that may affect our actual results in 2023 are described in the Redwood Review under the heading “Forward-Looking Statements,” which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section.